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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-00000) and related Prospectus of Boeing Capital Corporation of our report dated January 22, 1997, with respect to the consolidated balance sheet of McDonnell Douglas Finance Corporation as of December 31, 1996, and the related consolidated statements of income and income retained for growth, cash flows and financial statement schedule for the year then ended, included in the Boeing Capital Corporation Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

Los Angeles, California
July 7, 1999